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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF VANSTAR CORPORATION
                            (AS OF JANUARY 10, 1997)


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                                                                                              VANSTAR         FOREIGN
PLACE OF DOMICILE         DOMESTIC SUBSIDIARIES                                              OWNERSHIP       OWNERSHIP
------------------------  ---------------------------------------------------------------  -------------  ---------------
California                ComputerLand International Development, Inc.                            100%
Delaware                  ComputerPort World Trade, Inc.                                          100%
Texas                     CLand Tex, Inc.                                                         100%
Delaware                  Vanstar Asia Pacific Corporation                                        100%
                           (FORMERLY C/L GOVERNMENT ACCOUNTS CORP)
Delaware                  Vanstar Financing Trust                                                 (1)
Delaware                  VST West, Inc.                                                          100%
Delaware                  VST Midwest, Inc.                                                       100%
North Carolina            VSTNC, Inc.                                                             100%
Illinois                  VST Illinois, Inc.                                                      100%
Delaware                  Vanstar Finance Co.                                                     100%

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                                                                                              VANSTAR         FOREIGN
PLACE OF DOMICILE         FOREIGN SUBSIDIARIES                                               OWNERSHIP       OWNERSHIP
------------------------  ---------------------------------------------------------------  -------------  ---------------
Belgium                   Vanstar Belgium N.V.                                                    (2)
Chile                     ComputerLand de Chile, SA                                               100%
Hong Kong                 ComputerLand Corporation of America                                      50%             50%(3)
                            (China) Limited (BEING DISSOLVED)
                          ComputerLand Corporation of America                                      50%             50%(3)
                            (China) Asia Pacific Limited (BEING DISSOLVED)
                          ComputerPort World Trade Limited                                        100%
                            (BEING DISSOLVED)
Luxembourg                Vanstar Europe                                                         99.9%(4)
Mexico                    ComputerLand de Mexico, S.A. de C.V.                                     49%             51%(5)
Singapore                 ComputerLand Far East Pte. Limited                                      100%
Thailand                  ComputerLand Corporation (Thailand) Co., Ltd.                           100%
United Kingdom            Vanstar UK Limited                                                      (6)
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(1) Vanstar Financing Trust, a statutory business trust formed under the laws of
    Delaware, is a wholly-owned subsidiary of Vanstar Corporation for accounting purposes.



(2) 99.96% owned by Vanstar Europe; .04% owned by William Y. Tauscher



(3) Fanlaw ltd., a Hong Kong company holding shares for Vanstar Corporation



(4) .1% owned by William Y. Tauscher



(5) Mexicanos de Datos, a Mexican company



(6) 100% owned by Vanstar Europe